                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  October 26, 1999

Commission         Registrant, State of Incorporation       I.R. S. Employer
File Number          Address and Telephone Number         Identification Number

1-13895           Conectiv (a Delaware Corporation)            51-0377417
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1-1405            Delmarva Power & Light Company               51-0084283
                  (a Delaware and Virginia Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114


1 - 3559          Atlantic City Electric Company               21-0398280
                  (a New Jersey Corporation)
                  800 King Street
                  P.O. Box 231
                  Wilmington, Delaware 19899
                  Telephone (302) 429-3114

Item 5. OTHER EVENTS

                  The following was released by the Company on October 26, 1999:

[GRAPHIC OMITTED]


                                                                [LOGO]
                                                               conectiv

For Immediate Release
October 26, 1999
Contact: Bob Marshall, Investor Relations (302) 429-3114


              CONECTIV REPORTS 14 % INCREASE IN EARNINGS PER SHARE
                          BEFORE NON-RECURRING CHARGES
                  ELECTRIC RESTRUCTURING ORDERS IN NEW JERSEY,
         DELAWARE AND MARYLAND TRIGGER EXTRAORDINARY AND SPECIAL CHARGES


WILMINGTON, Del. - Excluding extraordinary and special charges, Conectiv (NYSE:
CIV) reported third-quarter 1999 earnings of $0.95 per Common Share. Earnings for Common Stock for the third quarter of 1998 were $0.83 per Common Share.

After extraordinary and special charges, Conectiv recognized a loss of $253.2 million or $2.89 per Common Share for the third quarter of 1999. The loss is due to a one-time extraordinary charge of $266.3 million or $3.04 per Common Share relating to electric-industry restructuring and special charges of $69.8 million or $0.80 per Common Share attributable to write-downs of goodwill and leverage leases.

The higher 1999 third-quarter operating earnings per Common Share were partially a result of higher regulated electric revenues due to hotter weather and the positive effects of Conectiv's June 1999 recapitalization, offset by electric rate reductions in New Jersey that became effective August 1, 1999.

Conectiv's nonregulated business performance also improved over last year's third quarter, primarily due to the deregulation of certain New Jersey generating units that were operated as part of Conectiv's mid-merit energy strategy, as well as improved performance of its Conectiv Services subsidiary.

                                     (more)

Consolidated Revenues for the third quarter of 1999 were $1,080.4 million, an increase of 6.7 percent compared with the third quarter of 1998.

"Our nonregulated revenues grew significantly this year compared to the third quarter of last year," said Howard Cosgrove, Chairman, President and CEO, "with our telecommunications and HVAC businesses showing the positive effects of higher customer counts and improving gross margins."

"The deregulation process for Conectiv in New Jersey, Delaware and Maryland is essentially complete," said Cosgrove. "Achieving these regulatory milestones is a major step in our progression to becoming the region's premier provider of vital services for homes and businesses electricity, natural gas, telecommunications and heating and cooling."

Separately, Cosgrove announced the appointment of Richard B. Robertson as the new president of Conectiv Communications, Inc. Robertson is a 30-year veteran of the telecommunications industry and will help Conectiv Communications improve its operating performance and foster continued growth in Conectiv's telecommunications business.

NINE MONTHS

Excluding the one-time third-quarter charges, Conectiv earned $1.67 per Common Share for the nine months ended September 30, 1999. This compares to $1.45 for the same period in 1998, excluding charges for employee separation and other merger-related costs of $.18 per Common Share.

Reflecting the extraordinary and special charges for the nine months ended September 30, 1999, Conectiv reported a loss per Common Share of $ 1.85. The current period extraordinary ($2.79 per Common Share) and special charges ($0.73 per Common Share) reduced earnings per Common Share by $3.52.

Consolidated Revenues for the nine months ended September 30, 1999, were $2,829.5 million, compared with $2,200.1 million for the nine months of 1998.

Conectiv provides vital products and services such as energy, energy consulting, heating and cooling and telecommunications to homes and businesses in the mid-Atlantic region.

                                www.conectiv.com
                                ----------------

FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provide those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and telecommunications; the unbundling of delivery services; and increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

CONECTIV
(Dollars in Thousands, except per share amounts)
(Unaudited)

                                                                 Three Months Ended                    Nine Months Ended
                                                                    September 30,                         September 30,
                                                                    -------------                         -------------
                                                               1999               1998               1999               1998
                                                               ----               ----               ----               ----
Operating Revenues                                          $1,080,412         $1,012,479         $2,829,477         $2,200,109
                                                            ----------         ----------         ----------         ----------

Operating Income before non-recurring charges               $  212,981         $  201,483         $  401,377         $  359,421
                                                            ----------         ----------         ----------         ----------

Income before non-recurring charges                         $   91,801         $   93,668         $  171,855         $  145,426
                                                            ----------         ----------         ----------         ----------

Non-recurring charges, net of income taxes                  $ (342,668)        $       --         $ (342,668)        $  (16,392)
                                                            ----------         ----------         ----------         ----------

Net income (loss)                                           $ (250,867)        $   93,668         $ (170,813)        $  129,034
                                                            ----------         ----------         ----------         ----------

Earnings (loss) applicable to Common Stock
    Common Stock
       Income before non-recurring charges                  $   82,888         $   84,221         $  159,860         $  133,787
       Non-recurring charges                                $ (336,137)        $       --         $ (335,754)        $  (16,392)
                                                            ----------         ----------         ----------         ----------

            Total                                           $ (253,249)        $   84,221         $ (175,894)        $  117,395
                                                            ==========         ==========         ==========         ==========

    Class A Common Stock
       Income before non-recurring charges                  $    8,913         $    9,447         $   11,995         $   11,639
       Non-recurring charges                                $   (6,531)        $       --             (6,914)                --
                                                            ----------         ----------         ----------         ----------


            Total                                           $    2,382         $    9,447         $    5,081         $   11,639
                                                            ==========         ==========         ==========         ==========

Average shares outstanding (000)
    Common Stock                                                87,711            101,011             95,454             92,253
    Class A Common Stock                                         5,743              6,561              6,234              6,561

Earnings (loss) per average share--basic and diluted
    Common Stock
       Before non-recurring charges                         $     0.95         $     0.83         $     1.67         $     1.45
       Non-recurring charges                                $    (3.84)        $       --              (3.52)             (0.18)
                                                            ----------         ----------         ----------         ----------
          Total                                             $    (2.89)        $     0.83         $    (1.85)        $     1.27
                                                            ==========         ==========         ==========         ==========
    Class A Common Stock
       Before non-recurring charges                         $     1.55         $     1.44               1.92         $     1.77
       Non-recurring charges                                $    (1.13)        $       --              (1.10)                --
                                                            ----------         ----------         ----------         ----------
          Total                                             $     0.42         $     1.44         $     0.82         $     1.77
                                                            ==========         ==========         ==========         ==========

Dividends declared per share
       Common Stock                                         $    0.220         $    0.385         $    0.825         $    1.155
       Class A Common Stock                                 $    0.800         $    0.800         $    2.400         $    2.400


Notes:
------
Non-recurring charges for the three and nine months ended September 30, 1999 include an extraordinary item of $271,106 related to the deregulation of Conectiv's energy supply business in the third-quarter of 1999 and special charges of $71,562 primarily related to the write-down of certain non-regulated investments. Non-recurring charges for the nine months ended September 30, 1998 are for employee separation and other merger-related costs.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CONECTIV
                                           Delmarva Power & Light Company
                                           Atlantic City Electric Company


Date: October 26, 1999                     /s/Philip S. Reese
                                           Treasurer